Exhibit 1.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of the 22nd day of March 2006, by and among JPMorgan Chase Bank, N.A., a national banking association (the “Escrow Agent”), XTL Biopharmaceuticals Ltd., a public company limited by shares organized under the laws of the State of Israel (the “Company”), J.P. Morgan Securities Inc. (“JPMorgan”), Brean Murray, Carret & Co., LLC (“Brean”), Oppenheimer & Co. Inc. (“Oppenheimer”), and Punk, Ziegel & Company, L.P. (“Punk Ziegel”, and together with JPMorgan, Brean, and Oppenheimer, the “Placement Agents”).

Background

WHEREAS, the Company proposes to sell an aggregate of up to 46,666,670 shares of its ordinary shares, par value NIS 0.02 (the “Shares”) for an aggregate of up to $28,000,002 and 23,333,335 warrants to purchase the Company’s ordinary shares (the “Warrants,” together with the Shares, the “Securities”), all as described in the Confidential Private Placement Memorandum, dated March 17, 2006 prepared by the Company, including all exhibits, supplements and amendments thereto (the “Private Placement Memorandum”);

WHEREAS, the Securities are being offered by the Company to purchasers identified by the Placement Agents, pursuant to the terms of the Placement Agent Agreement dated March 17, 2006, by and among the Company and the Placement Agents (the “Placement Agent Agreement”), and the Securities Purchase Agreement executed by the subscribers (the “Purchasers”) in the form attached to the Private Placement Memorandum as Exhibit A thereto (the “Securities Purchase Agreement”);

WHEREAS, unless the transactions contemplated by the Securities Purchase Agreement have been abandoned pursuant to the terms thereof, or unless otherwise agreed to by the Company and the Placement Agents, the Escrowed Funds (as defined below) shall be released promptly after the date a registration statement (the “Registration Statement”) meeting the requirements set forth in that certain Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers is first declared effective (“Effective Date”) by the United States Securities and Exchange Commission (“SEC”), unless Escrowed Funds are released earlier in accordance herewith;

WHEREAS, the offering of the Securities may be terminated pursuant to the terms of the Securities Purchase Agreement if the Effective Date has not occurred on or before March 15, 2007;

WHEREAS, with respect to the subscription payments received from the Purchasers, the Company and the Placement Agents propose to establish an escrow account with the Escrow Agent in the name of the Company at 4 New York Plaza, 21st Floor, New York, New York 10004; and

WHEREAS, the Escrow Agent is willing to receive and disburse the proceeds from the offering of the Securities in accordance herewith.

Terms

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Deposit of Escrowed Funds. On the closing date of the Securities Purchase Agreement, each Purchaser shall wire or deposit with the Escrow Agent immediately available funds of such Purchaser in payment for the Shares (the “Escrowed Funds”). The Placement Agents shall be responsible for providing the Escrow Agent with advance written notice, prior to the closing date of the Securities Purchase Agreement, of the name, address, and amount expected from each Purchaser in substantially the form of Exhibit A along with a duly executed W-9 form on behalf of each Purchaser. Upon receipt of funds from the Purchasers, the Escrow Agent shall credit such funds to an account held by the Escrow Agent. The Escrowed Funds shall be invested in a trust account earning the average 30 day LIBOR minus 75 basis points. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment herein. The wire instructions to which each Purchaser shall wire or deposit such subscriber funds are set forth in the notice provision for the Escrow Agent in Section 10 to this Agreement.

2. Acceptance. Upon receipt of the Escrowed Funds, the Escrow Agent shall acknowledge such receipt in writing to the Company and the Placement Agents, such writing to include confirmation that the Escrow Agent is prepared to transfer such Escrowed Funds to the Company subject only to satisfaction of the receipt of the Effective Date Notice provided in Section 4 hereof, and shall hold and disburse the same pursuant to the terms and conditions of this Agreement. The Escrow Agent shall have no duty to verify whether the amounts and property delivered comport with the requirements of any other agreement.

3. List of Purchasers. Exhibit A hereto contains the name of, the address of, the number of Shares and Warrants subscribed for by, the subscription amount to be delivered to the Escrow Agent on behalf of, and the social security or taxpayer identification number, if applicable, of, each Purchaser whose funds are being deposited. The Escrow Agent shall notify the Placement Agents and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 3 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 4.

4. Release of Escrowed Funds.

(a) The Company and the Placement Agents shall deliver to the Escrow Agent a joint notice, dated the Effective Date, substantially in the form of Exhibit B hereto (an “Effective Date Notice”), certifying that the Registration Statement has been declared effective by the SEC and designating to whom and the amount of the Escrowed Funds shall be distributed. The Escrow Agent shall promptly after receipt of such Effective Date Notice, pay, in federal or other immediately available funds and otherwise in the manner specified in such Effective Date Notice, an amount equal to the Escrowed Funds in accordance with the Effective Date Notice.

(b) If the Company and the Placement Agents have not delivered to the Escrow Agent an Effective Date Notice, and the Escrow Agent shall receive a notice, substantially in the form of Exhibit C hereto (an “Offering Termination Notice”) from the Company as contemplated by Section 2.3 of the Securities Purchase Agreement, the Escrow Agent shall promptly after receipt of such Offering Termination Notice, send to each Purchaser listed on the list held by the Escrow Agent pursuant to Section 3 whose total subscription amount shall not have been released pursuant to paragraph (a) of this Section 4, in the manner set forth in paragraph (c) of this Section 4, a check to the order of such Purchaser in the amount of the remaining subscription amount held by the Escrow Agent as set forth on such list held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agents of the distribution of such funds to the Purchasers.

(c) For the purposes of this Section 4 and Section 5, any check that the Escrow Agent shall be required to send to any Purchaser shall be sent to such Purchaser by first class mail, postage prepaid, at such Purchaser’s address furnished to the Escrow Agent pursuant to Section 3.

5. Interest. The Escrow Agent shall create separate accounts for each Purchaser's deposit for the purpose of allocating to each deposit all interest that accrues on such deposit. Upon distribution of any portion of the Escrowed Funds, in accordance with Section 4(a) or 4(b) hereof, the Escrow Agent shall deliver and pay to each Purchaser all of the interest accrued on its portion of the Escrowed Funds. The Escrow Agent shall file any Internal Revenue Service forms as may be required to report payment of any such interest. Prior to the execution of this Agreement, the parties hereto shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS Form. The Placement Agents shall also forward a fully executed W-8 or W-9 IRS form on behalf of each of the Purchasers as soon as possible. The Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. It is understood that the Escrow Agent shall only be responsible for income reporting and not any other type of reporting.

6. Escrow Agent; Duties and Liabilities.

(a) It is expressly understood and agreed by the parties that (i) the duties of the Escrow Agent, as herein specifically provided, are purely ministerial in nature; (ii) the Escrow Agent shall not have any duty to deposit the Escrowed Funds except as provided herein, (iii) the Escrow Agent shall not be responsible or liable in any manner whatsoever for, or have any duty to inquire into, the sufficiency, correctness, genuineness or validity of the notices it receives hereunder, or the identity, authority or rights of any of the parties; (iv) the Escrow Agent shall have no duties or responsibilities in connection with the Escrowed Funds, other than those specifically set forth in this Agreement; (v) the Escrow Agent shall not incur any liability in acting upon any signature, written notice, request, waiver, consent, receipt, or any other paper or document believed by the Escrow Agent to be genuine; (vi) the Escrow Agent may assume that any person purporting to have authority to give notices on behalf of any of the parties in accordance with the provisions hereof has been duly authorized to do so; (vii) the Escrow Agent shall incur no liability whatsoever except for such resulting from its willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith in the performance of its duties hereunder; and (viii) upon the Escrow Agent’s performance of its obligations under Section 4 hereof, the Escrow Agent shall be relieved of all liability, responsibility and obligation with respect to the Escrowed Funds or arising out of or under this Agreement.

(b) The Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance, or to appear in, prosecute or defend any action or legal proceeding, or to file any return, or pay or withhold any income or other tax payable with respect to any Escrowed Funds or the disbursement thereof, any payment of or in respect of which shall constitute a Loss under Section 7 below, and the Placement Agents and the Company agree to provide to the Escrow Agent such information and documentation as the Escrow Agent may reasonably request in connection therewith.

(c) In the event of any disagreement relating to the Escrowed Funds or the disbursement thereof resulting in adverse claims or demands being made in connection with the Escrowed Funds or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Funds, but only to the extent of the Escrowed Funds in controversy, until the Escrow Agent shall have received a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Funds, in which event the Escrow Agent shall disburse the Escrowed Funds in accordance with such order. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question. If a proceeding for such determination is not begun and diligently continued, the Escrow Agent may make an ex parte application, or bring any appropriate action, for leave to deposit the Escrowed Funds in the Supreme Court of the State of New York, County of New York seeking such determination or such declaratory relief as the Escrow Agent shall deem reasonably necessary under the circumstances, and the parties each hereby irrevocably consent to the entering of an ex parte order pursuant to all applicable laws, rules and procedures of the State of New York and such court. The Escrow Agent shall be reimbursed by the Company, for all of the Escrow Agent’s reasonable costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

(d) The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder and is serving as escrow agent only and having only possession thereof. Any payments of income from the Escrowed Funds shall be subject to withholding regulations then in force with respect to United States federal or state income taxes. The parties hereto shall provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. Section 6(c), Section 6(d) and Section 7 shall survive any termination of this Agreement or the resignation or removal of the Escrow Agent in accordance with Section 6(h) below.

(e) None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f) The Escrow Agent may consult with independent counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(g) The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

(h) The Escrow Agent may at any time resign by giving ten (10) days written notice of resignation to the Company and the Placement Agents. Upon receiving such notice of resignation, the Company and the Placement Agents shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Escrow Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the resigning Escrow Agent and the successor. If no successor shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor.

(i) Any partnership or other similar entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any partnership, corporation or other similar entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any partnership, corporation or other similar entity succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(j) No printed or other matter in any language (including, without limitation, the Private Placement Memorandum, the Registration Statement, the prospectus relating to the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Private Placement Memorandum, Registration Statement, the Securities Purchase Agreement and the Placement Agent Agreement.

7. Indemnification of Escrow Agent. The Company hereby agrees to indemnify and hold the Escrow Agent harmless from any and all liabilities, obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys’ fees and expenses) (any or all of the foregoing herein referred to as a “Loss”) arising hereunder or under or with respect to the Escrowed Funds, except for Losses resulting from the willful misconduct or gross negligence of the Escrow Agent. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

8. Fees. The Company agrees to (a) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

9. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement, as indicated in Schedule 2 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The individuals authorized to give and confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 3, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers (“Executive Officers”), as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Placement Agents to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

10. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when sent by facsimile transmission with receipt confirmed to the telephone number below and addressed as follows:

a.	If to the Escrow Agent, to:

JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Fax No.: (212) 623-6168/6380
Attention: Glenn Sturman

with wire transfers to:

JPMorgan Chase Bank
ABA # 021000021
Account No.: 507897455
Account Name: Subscription Escrow Account
FFC: 10226184, XTL Biopharmaceuticals
Attn: Glenn Sturman
Tel No: 212-623-0046

b.	If to the Company, to:

XTL Biopharmaceuticals Ltd.
750 Lexington Avenue, 20th Floor
New York, NY 10022
Fax No.: (212) 531-5960
Attention: Ron Bentsur
                Chief Executive Officer

with copies to:

Alston & Bird LLP
90 Park Avenue
New York, NY 10016
Fax No.: (212) 210-9444
Attention: Mark F. McElreath, Esq.

c.	If to the Placement Agents, to:

J.P. Morgan Securities Inc.
277 Park Avenue, 3rd Floor
New York, NY 10172
Fax No.: (646) 534-0111
Attention: David Hunker

Brean Murray, Carret & Co., LLC
570 Lexington Avenue
New York, NY 10022-6822
Fax No.: (212) 702-6649
Attention: Ken Kirsch

Oppenheimer & Co. Inc.
125 Broad Street
New York, NY 10004
Fax No.: (212) 668-8129
Attention: Kee Colen

Punk, Ziegel & Company, L.P.
520 Madison Avenue
New York, NY 10022
Fax No.: (212) 308-2203
Attention: John Bligh, CFO

with a copy to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Fax No.: (215) 994-2222
Attention: James A. Lebovitz, Esq.

or to such other address or account information as hereafter shall be designated in writing by the applicable party to the other parties hereto.

11. Entire Agreement. This Agreement and any exhibits and schedules hereto constitute the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersede all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Any exhibits and schedules hereto are hereby incorporated into and made a part of this Agreement.

12. Amendments. No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by the parties or by their duly authorized agents. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

13. Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable.

14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

15. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED HEREIN. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

16. Headings and Captions. The titles or captions of paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

17. Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

19. Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, and the subscribers of the Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, heirs, successors and assigns), any rights, remedies, obligations or liabilities.

20. Account Opening Information/TINs.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

For accounts opened in the US:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow it to identify relevant parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ESCROW AGENT:	COMPANY:

JPMORGAN CHASE BANK, N.A.	XTL BIOPHARMACEUTICALS LTD.
By: /s/ Debra A. DeMarco Name: Debra A. DeMarco Title: Vice President	By: /s/ Ron Bentsur Name: Ron Bentsur Title: Chief Executive Officer

PLACEMENT AGENTS:

J.P. MORGAN SECURITIES INC.	OPPENHEIMER & CO. INC.
By: /s/ Norman D. Colbert Name: Norman D. Colbert Title: Managing Director	By: /s/ Kee Colen Name: Kee Colen Title: Managing Director

BREAN MURRAY, CARRET & CO., LLC	PUNK, ZIEGEL & COMPANY, L.P.
By: /s/ Kenneth Kirsch Name: Kenneth Kirsch Title: Chief Finance Officer	By: /s/ John Bligh Name: John Bligh Title: Managing Director

EXHIBIT A

SUMMARY OF ESCROWED FUNDS TO BE RECEIVED

Name, Address & Tax ID of Purchaser	Number of Shares/Warrants	Subscription Amount	Receipt Confirmed by Escrow Agent
Catalytix, LDC
c/o CIBC Bank and Trust Company (Cayman) Limited
CIBC Financial Centre
11 Dr. Roy’s Drive
P.O. Box 694 GT
Grand Cayman, Cayman Islands, B.W.I.

with a copy to:
Array Capital Management, LLC
425 Fifth Avenue, Suite 28D
New York, NY 10016

Tax ID: N/A
	125,000 Shares 62,500 Warrants	$ 75,000

Catalytix LDC Life Science Hedge AC c/o CIBC Bank and Trust Company (Cayman) Limited CIBC Financial Centre 11 Dr. Roy’s Drive P.O. Box 694 GT Grand Cayman, Cayman Islands, B.W.I. with a copy to: Array Capital Management, LLC 425 Fifth Avenue, Suite 28D New York, NY 10016 Tax ID: N/A	125,000 Shares 62,500 Warrants	75,000

Formula Investment House, Ltd. Trident Chambers, P.O. Box 146 Road Town, Tortola British Virgin Islands Tax ID: N/A	500,000 Shares 250,000 Warrants	300,000

GLG North American Opportunity Fund Walker House P.O. Box 908GT George Town, Grand Cayman Cayman Islands Tax ID: N/A	1,666,660 Shares 833,330 Warrants	999,996

North Sound Legacy Institutional Fund LLC c/o North Sound Capital LLC 20 Horseneck Lane Greenwich, CT 06830 Tax ID: 06-1627435	1,400,000 Shares 700,000 Warrants	840,000

North Sound Legacy International Ltd. c/o North Sound Capital LLC 20 Horseneck Lane Greenwich, CT 06830 Tax ID: N/A	3,600,000 Shares 1,800,000 Warrants	2,160,000

Merlin Biomed, LP 230 Park Avenue, Suite 928 New York, NY 10169 Tax ID: 13-3994233	1,300,000 Shares 650,000 Warrants	780,000

Merlin Biomed Round Table Fund, LP 230 Park Avenue, Suite 928 New York, NY 10169 Tax ID: 84-1646859	77,000 Shares 38,500 Warrants	46,200

Merlin Biomed II, LP 230 Park Avenue, Suite 928 New York, NY 10169 Tax ID: 13-4104331	386,330 Shares 193,165 Warrants	231,798

Merlin Biomed International, Ltd. 230 Park Avenue, Suite 928 New York, NY 10169 Tax ID: N/A	1,570,000 Shares 785,000 Warrants	942,000

Capital Ventures International c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111 Tax ID: 51-0395477	833,330 Shares 416,665 Warrants	499,998

RAQ, LLC 787 Seventh Ave., 48th Floor New York, NY 10019 Tax ID: 13-3904869	416,670 Shares 208,335 Warrants	250,002

Valesco Healthcare Partners I LP 787 Seventh Ave., 48th Floor New York, NY 10019 Tax ID: 20-3498301	140,000 Shares 70,000 Warrants	84,000

Valesco Healthcare Partners II LP 787 Seventh Ave., 48th Floor New York, NY 10019 Tax ID: 20-3499468	293,330 Shares 146,665 Warrants	175,998

Valesco Healthcare Overseas Fund, Ltd. 787 Seventh Ave., 48th Floor New York, NY 10019 Tax ID: N/A	233,330 Shares 116,665 Warrants	139,998

Fore Convertible Master Fund, Ltd. c/o Fore Research & Management, L.P. 280 Park Avenue, 43rd Floor New York, NY 10017 Tax ID: N/A	2,154,000 Shares 1,077,000 Warrants	1,292,400

Fore Multi Strategy Master Fund, Ltd. c/o Fore Research & Management, L.P. 280 Park Avenue, 43rd Floor New York, NY 10017 Tax ID: N/A	1,343,000 Shares 671,500 Warrants	805,800

Fore Erisa Fund, Ltd. c/o Fore Research & Management, L.P. 280 Park Avenue, 43rd Floor New York, NY 10017 Tax ID: N/A	263,000 Shares 131,500 Warrants	157,800

Man Mac 1, Ltd. c/o Fore Research & Management, L.P. 280 Park Avenue, 43rd Floor New York, NY 10017 Tax ID: N/A	1,240,000 Shares 620,000 Warrants	744,000

Narragensett I, LP 540 Madison Avenue, 38th Floor New York, NY 10022 Tax ID: 13-4032957	2,400,000 Shares 1,200,000 Warrants	1,440,000

Narragensett Offshore, Ltd. 540 Madison Avenue, 38th Floor New York, NY 10022 Tax ID: N/A	2,600,000 Shares 1,300,000 Warrants	1,560,000

Highbridge International LLC c/o Highbridge Capital Management, LLC 9 W. 57th Street, 27th Floor New York, NY 10019 Tax ID: N/A	5,000,000 Shares 2,500,000 Warrants	3,000,000

Portside Growth and Opportunity Fund c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017 Tax ID: 98-0216878	1,666,660 Shares 833,330 Warrants	999,996

Senvest Master Fund LP 110 East 55th Street, Suite 1600 New York, NY 10022 Tax ID: 13-3934132	1,043,330 Shares 521,665 Warrants	625,998

Senvest Israel Partners LP 110 East 55th Street, Suite 1600 New York, NY 10022 Tax ID: 13-4245419	1,040,000 Shares 520,000 Warrants	624,000

Sonostar Capital Partners LLC 191 King Street Chappaqua, NY 10514 Tax ID: 20-2594322	833,330 Shares 416,665 Warrants	499,998

Kenneth Hoberman 28 Avenue at Port Imperial #327 West New York, NJ 07657 Tax ID: ###-##-####	423,340 Shares 211,670 Warrants	254,004

Nortrust Nominees Ltd. c/o Invesco Asset Management 30 Finsbury Square London, England EC2A 1AG Tax ID: N/A	8,040 Shares 4,020 Warrants	4,824

Chase Nominees Ltd. c/o Invesco Asset Management 30 Finsbury Square London, England EC2A 1AG Tax ID: N/A	292,080 Shares 146,040 Warrants	175,248

Vioacos Nominees Ltd. c/o Invesco Asset Management 30 Finsbury Square London, England EC2A 1AG Tax ID: N/A	51,980 Shares 25,990 Warrants	31,188

Perpetual Income & Growth Investment Trust c/o Invesco Asset Management 30 Finsbury Square London, England EC2A 1AG Tax ID: N/A	947,900 Shares 473,950 Warrants	568,740

James Oliviero III 220 Riverside Boulevard, #6A New York, NY 10069 Tax ID: ###-##-####	110,060 Shares 55,030 Warrants	66,036

Diamondback Master Fund, Ltd. One Landmark Square - 15th Floor Stamford, CT 06901 Tax ID: 20-2576915	1,666,660 Shares 833,330 Warrants	999,996

Cimarron Biomedical Equity Master Fund L.P. 2626 Cole Avenue, Suite 400 Dallas, TX 75204 Tax ID : 75-2877066	500,000 Shares 250,000 Warrants	300,000

Rock Securities Limited 20 Balderton Street - 4th Floor London, England WIK 6TL Tax ID: 226-23561-08842 (UK C.T. No.)	833,330 Shares 416,665 Warrants	499,998

Iroquois Master Fund Ltd. 641 Lexington Avenue, 26th Floor New York, NY 10022 Tax ID: 98-0445485	1,250,000 Shares 625,000 Warrants	750,000

Bank Julius Baer & Co. Ltd. Bahnhofstrasse 36 P.O. Box CH-8010 Zurish Tax ID: N/A	6,666,660 Shares 3,333,330 Warrants	3,999,996

Apex Investments Ltd. 2 Koyfman Street Tel-Aviv, Israel 68012 Tax ID: N/A	333,330 Shares 166,665 Warrants	199,998

Apex Provident Funds 2 Koyfman Street Tel-Aviv, Israel 68012 Tax ID: N/A	333,330 Shares 166,665 Warrants	199,998

Yourdent Ltd. Sharet 1/26 Natanya, Israel Tax ID: N/A	333,330 Shares 166,665 Warrants	199,998

Aviv Raiz 17 Haarbaa Street Tel Aviv, Israel Tax ID: N/A	666,660 Shares 333,330 Warrants	399,996

EXHIBIT B

FORM OF EFFECTIVE DATE NOTICE

________________, 2006

JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: Glenn Sturman

Dear Mr. Sturman:

Pursuant to Section 4(a) of the Escrow Agreement dated as of March 17, 2006 (the “Escrow Agreement”) by and among XTL Biopharmaceuticals Ltd. (the “Company”), J.P. Morgan Securities Inc., Brean Murray, Carret & Co., LLC, Oppenheimer & Co. Inc. and Punk, Ziegel & Company, L.P. and you, the Company hereby certifies that the Registration Statement (as that term is defined in the Escrow Agreement) has been declared effective by the United States Securities and Exchange Commission.

Please accept these instructions as standing instructions for the release of the Escrowed Funds promptly after the date hereof to the parties and in the amounts listed below. The parties hereto certify that they do not wish to have a call back regarding these instructions. The parties hereto further certify that their instructions may be transmitted to you via facsimile.

We hereby request that the Escrowed Funds be paid to us is as follows:

1. To the Company, $_________, pursuant to the following wire transfer instructions:

Primary Bank:
Chips #:
ABA #:
Secondary Bank:
Acct Name:
Account #:
Reference:

2. To J.P. Morgan Securities Inc., $_________, pursuant to the following wire transfer instructions:

Bank: JPMorgan Chase Bank (TAXPAYER ID 13-3379014)
Fed ABA: 021000021
SWIFT: CHASUS33-CHIPS Member #0002
J.P. Morgan Securities Inc.
Account #: 066-914-523
Account Title: JPMSI-IB BEST
Attn: Maria T. Sgambellone, VP, (212) 622-6238
For ACH Payments please use ABA #031100238
Reference:  XTL Biopharmaceutical Ltd.

3. To Brean Murray, Carret & Co., LLC, $_________, pursuant to the following wire transfer instructions:

Bank:  Citibank ABA# 021-000089
Address: 111 Wall Street, NY, NY 10038
For Account of Bear Stearns #092-53186
For further credit to Account #165-70001
Acct Name: Brean Murray, Carret & Co cash account
Reference: XTL Biopharmaceuticals Ltd.

4. To Oppenheimer & Co. Inc., $_________, pursuant to the following wire transfer instructions:

Bank: JP Morgan Chase
ABA #: 021-000-021
Acct Name: Oppenheimer & Co. Inc.
Account #: 616003234
For Final Credit to Account Number: X999449000-A8
Reference: XTL Biopharmaceuticals Ltd.

5. To Punk, Ziegel & Company, L.P., $_________, pursuant to the following wire transfer instructions:

ABA# 021001318
United States Trust Company, N.A.
In favor of: Punk, Ziegel & Company
Account # 68-89115
Reference: XTL Biopharmaceuticals Ltd.

To JPMorgan Chase Bank, N.A. as Escrow Agent, $7,500.00, pursuant to the following wire transfer instructions:

Bank: JPMorgan Chase Bank, N.A.
ABA: 021000021
Account Number: 507953312
Account Name: Escrow Incoming Wire Account
Ref: further credit to 10226184,
Attn: Glenn Sturman

7. To Dechert LLP, $_________, pursuant to the following wire transfer instructions:

Bank: Citibank, N.A.
ABA #: 021000089
Acct Name: Dechert LLP
Account #: 30544762
Reference: XTL Biopharmaceuticals Ltd./James Lebovitz

[Signatures on following page]

These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Very truly yours,

XTL BIOPHARMACEUTICALS LTD.

By: _______________________________________
Name:
Title:

J.P. MORGAN SECURITIES INC.

By: _______________________________________

Name:
Title:

BREAN MURRAY, CARRET & CO., LLC

By: _______________________________________

Name:
Title:

OPPENHEIMER & CO. INC.

By: _______________________________________
Name:
Title:

PUNK, ZIEGEL & COMPANY, L.P.

By: _______________________________________
Name:
Title:

EXHIBIT C

FORM OF OFFERING TERMINATION NOTICE

March __, 2007

JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: Glenn Sturman

Dear Mr. Sturman:

Pursuant to Section 4(b) of the Escrow Agreement dated as of March 17, 2006 (the “Escrow Agreement”) by and among XTL Biopharmaceuticals Ltd. (the “Company”), J.P. Morgan Securities Inc., Brean Murray, Carret & Co., LLC, Oppenheimer & Co. Inc. and Punk, Ziegel & Company, L.P. and you, the Company hereby notifies you of the termination of the offering of the Securities (as that term is defined in the Escrow Agreement) and directs you to make payments to the Purchasers as provided for in Section 4(b) of the Escrow Agreement.

Very truly yours,

XTL BIOPHARMACEUTICALS LTD.

By: ____________________________________
Name:
Title:

SCHEDULE 1

Escrow Agent’s Compensation: $10,000.00 per annum without pro-ration for any partial year.

SCHEDULE 2

Name of Company: XTL Biopharmaceuticals Ltd.
Wiring Instructions:

Primary Bank:
Chips #:
ABA #:
Secondary Bank:
Acct Name:
Account #:
Reference:

Name of Placement Agents:	J.P. Morgan Securities Inc. Brean Murray, Carret & Co., LLC Oppenheimer & Co. Inc. Punk, Ziegel & Company, L.P.

Wiring Instructions for J.P. Morgan Securities Inc.:

Bank: JPMorgan Chase Bank (TAXPAYER ID 13-3379014)
Fed ABA: 021000021
SWIFT: CHASUS33-CHIPS Member #0002
J.P. Morgan Securities Inc.
Account #: 066-914-523
Account Title: JPMSI-IB BEST
Attn: Maria T. Sgambellone, VP, (212) 622-6238
For ACH Payments please use ABA #031100238
Reference:  XTL Biopharmaceutical Ltd.

Wiring Instructions for Brean Murray, Carret & Co., LLC:

Bank:  Citibank ABA# 021-000089
Address: 111 Wall Street, NY, NY 10038
For Account of Bear Stearns #092-53186
For further credit to Account #165-70001
Acct Name: Brean Murray, Carret & Co cash account
Reference: XTL Biopharmaceuticals Ltd.

Wiring Instructions for Oppenheimer & Co. Inc.:

Bank: JP Morgan Chase
ABA #: 021-000-021
Acct Name: Oppenheimer & Co. Inc.
Account #: 616003234
For Final Credit to Account Number: X999449000-A8
Reference: XTL Biopharmaceuticals Ltd.

Wiring Instructions for Punk, Ziegel & Company, L.P.:

ABA# 021001318
United States Trust Company, N.A.
In favor of: Punk, Ziegel & Company
Account # 68-89115
Reference: XTL Biopharmaceuticals Ltd.

Wiring Instructions for Dechert LLP:

Bank: Citibank, N.A.
ABA #: 021000089
Acct Name: Dechert LLP
Account #: 30544762
Reference: XTL Biopharmaceuticals Ltd./James Lebovitz

SCHEDULE 3

Telephone Number(s) for Person(s)
Designated to Give and Confirm Funds Transfer Instructions

If to Company:

	Name	Telephone Number	Signature Specimen

1.	Ron Bentsur	(212) 531-5960

2.

3.

If to Placement Agents:

	Name	Telephone Number	Signature Specimen

1.	Ken Kirsch (Brean Murray, Carret & Co., LLC)	(212) 702-6656

2.	Danielle Kay (Oppenheimer & Co.)	212-668-5576

3.	Maria T. Sgambellone (J.P. Morgan Securities Inc.)	(212) 622-6238

4.	John Bligh (Punk, Ziegel & Company, L.P.)	(212) 891-5227

Telephone call-backs shall be made to the Placement Agents and the Company if joint instructions are required pursuant to this Escrow Agreement.